Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/17/1994
944087813 - 2402791

CERTIFICATE OF INCORPORATION

OF

RAM-Z ENTERPRISES, INC.

We, the undersigned natural persons of the age of twenty -one (21) years of more acting as incorporators of a corporation under the General Corporation Law of Delaware, adopt the following Articles of Incorporation for such corporation.

ARTICLE I

NAME

The name of this corporation is,

RAM-Z ENTERPRISES, INC. [NAME OF CORPORATION]

ARTICLE II

DURATION

The duration of this corporation is perpetual.

ARTICLE III

The purpose or purposese for which this corporation is organized are:

(a)      To engage in the general practice of purchasing, selling, licensing, manufacturing or marketing of products of any kind whatsoever, to purchase, acquire, own, hold, lease, mortgage, encumber, sell, and dispose of any and all kinds and character of property, real and personal and mixed (the foregoing particular enumeration in no sense used by way of exclusion or limitation) and while the owner thereof; to exercise all the rights, powers and privelages of ownership, including in the case of stocks and shares, the rights to vote thereon.

(b)      To invest in high technology products, whether it be without limitation as to the foregoing, computer technology, medical devices and any and all other manner of high tichnology products.

(c)      To borrow and lend money with or without security, and to endorse or otherwise guarantee the obligations of others.

(d)      To act as pricipal or agent for others and receive compensation for all services which it may render in the performance of the duties of an agency character.

(e)      To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities of stock, or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or ohter obligations, and any certificates, receipts of other instruments representing rights or interests therin or any property or assests created or issued by any person, firm, association, or corporation, or any governmeent or subdivision, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privelages in respect thereof.

(f)       To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attaninment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corportation, and to do said acts as fully and to the same extent as naturural persons might, or could do, in any part of the world as pricipals agents, partners trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

(g)       The foregoing clauses shall be construed both as purpose and powers and shall not be held to limit or restirct in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Delaware; and it is the intention that the purposes and powers Specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV

STOCK

The aggregate number of shares which this corporation shall have authority to issue is fifty million (50,000,000) shares of par value stock at $.001 per share. All stock of the corporation shall be or the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

ARTICLE V

AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

ARTICLE VI

SHAREHOLDER RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terns and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

ARTICLE VII

CAPITALIZATION

This corporation willnot commence business until consideration of a value of atleast ONE THOUSAND DOLLARS ($1,000) has been received for issuance of shares.

ARTICLE VIII

INITIAL OFFICE AND AGENT

The address of this corporations’s initial registered office and the name of its original registered agent as such address is:

THE COMPANY CORPORATION

THREE CHRISTINA CENTRE

201 N. Walnut street

Wilmington, DE 19801

County of New Castle

ARTICLE IX

DIRECTORS

The number of Directors constituting the initial Board of Directors of this corpporation is three (3). The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

GREGORY AURRE

155 E. 34th St.

NY,NY 10016

AMERIKA AURRE

155 E. 29th St.

NY,NY 10016

EDWARD GREENBAUM

300 E. 57th St.

NY,NY 10021

ARTICLE X

INCORPORATORS

The name and address of each incorporator is:

REGINA CEPHAS

THREE CHRISTIINA CENTRE

201 N. WALNUT STREET

WILMINGTON, DE 19801

COMMON DIRECTORS — TRANSACTIONS BETWEEN CORPORATIONS

No contact or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are dirctors or officers or are financially interested, shall be either void or voidable because of such relation or interest, or because such dirctor or directors are present at the meeting of the Board of Directors, or a committee thereof which aauthorizes, approves or fatifies such contract or transaction, or because his or their votes are counted for such purpose if:

(a)      the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, apprives, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors or;

(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c) the contract or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee therof which Authorizes approves or ratifies such contractor transaction.

DATED this 17th day of May, 1994.

/s/ [ILLEGIBLE]

STATE OF BELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/20/1994
944090024 — 2402791

PLAN AND AGREEMENT OF MERGER BETWEEN

RAM-Z ENTERPRISES, INC.

AND

RAM Z ENTERPRISES, INC.

This plan and Agreement of Merger made entered into on the 17th day of May, 1994, by and between RAM-Z ENTERPRISES, INC., a Delaware Corporation, herein sometimes referred to as the Surviving Corporation, and RAM-Z ENTERPRISES, INC., a Utah Corporation, said corporations hereinafter sometimes referred to jointly as the Constituent Corporations

WITNESSETH:

WHEREAS the Delaware Corporation is a Corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of Delaware on May 17, 1994, and recorded in the office of the Recorder of Deeds for the County of New Castle in the said State, on May 17, 1994, and the registered office of the Delaware Corporation being located at Three Christina Center. 201 N. Walnut Street, in the City of Wilmington, County of New Castle, and the name of its registered agent in charge thereof being The Company Corporation; and

WHEREAS the total number of shares of stock winch the Delaware Corporation has authority to issue is 50,000,000 shares.

WHEREAS the Utah corporation is a corporation organized under the laws of the State of Utah, its Articles of Incorporation having been filed in the office of the Secretary of State of the State of Utah on the 29th day of July, 1983, and a Certificate of Incorporation having been issued by said Secretary of State on that date, and the registered office of the corporation being located a 50 West Broadway #701 Salt Lake City, Utah, and its register agent being Robert J. Nielson and

WHEREAS the aggregate number of shares which the Utah Corporation has authority to issue is 50,000.000 of which 17,650,000 shares are issued and outstanding, and

WHEREAS the board of directors of each of the Constituent corporations deems it advisable that the Corporation be merged into the Delaware Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and Utah respectively, which permit such merger;

NOW THEREFORE, in consideration of the promises and of the agreements, covenants and provisions hereinafter contained, the Delaware Corporation and the Utah Corporation, by their respective boards of directors, have agreed and do hereby agree, each with the other as follows:

ARTICLE I

The Delaware corporation and the Utah Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Delaware and of the State of Utah, by the Utah Corporation merging into the Delaware Corporation, which shall be the surviving corporation.

ARTICLE II

Upon the merger becoming effective as provided in the applicable laws of the State of Delaware and of the State of Utah (the time when the merger shall so become effective being sometimes herein referred to as the “EFFECTIVE DATE OF THE MERGER” ):

1.       The two Constituent Corporations shall be a single corporation, which shall be the Delaware Corporation as the Surviving Corporation, and the separate existence of the Utah Corporation shall cease except to the extent provided by the laws of the State of Utah in the case of a corporation after its merger into another corporation after its merger in another corporation.

2.       The Delaware Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging, to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving corporation without further act or deed; and the entitle to all real estate, or any interest therein, vested in either of Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

3.       The Delaware Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations: and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon liens upon the property of either of the constituent Corporations shall be impaired by the merger;

4.       The aggregate amount of the net assets of the Constituent corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by Surviving Corporation;

5.       The Bylaws of the Delaware Corporation as existing and constituted immediately prior to the effective date of merger shall be and constitute the bylaws of the Surviving Corporation,

6.       The board of directors, and the members thereof, and the officers, of the Delaware Corporation immediately prior to the effective date of merger shall be and constitute the board of directors, and the members thereof, and the officers of the Surviving Corporation.

ARTICLE III

The Certificate of Incorporation of the Delaware Corporation shall not be amended in any respect, by reason of this Agreement of Merger, and said certificate of Incorporation, as filed in the office of the Secretary of State of Delaware on the 17th day of May, 1994, shall constitute the Certificate of Incorporation of the Surviving Corporation until further amended in the manner provided by law, and is set forth in Exhibit A attached hereto and made a part of this Plan and Agreement of Merger with the same force and effect as if set forth in full herein The Certificate of Incorporation as set forth in said Exhibit A and separate and apart from this Plan and Agreement of Merger may be certified separately as the Certificate of Incorporation of the Surviving Corporation.

ARTICLE IV

The manner and basis of converting the shares of each of the constituent corporation into shares of the Surviving Corporation is as follows:

1.       Each of the (17,650,000) shares of the Utah Corporation shall be converted info one fully paid and non assessable share of capital stock of the Delaware Corporation.

After the effective date of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Utah Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of stock of the surviving Corporation into which the shares of the Utah Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of the Utah Corporation shall be deemed, for all corporate purposes, to represent the ownership of the stock of the Surviving Corporation on the basis hereinbefore provided.

ARTICLE V

The Delaware Corporation, as the Surviving Corporation, shall pay all expenses of carrying this Agreement of Merger into effect and accomplishing the merger herein provided for.

ARTICLE VI

If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law are necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Utah Corporation, the proper officers and directors of the Utah Corporation shall, and will executed and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

ARTICLE VII

This Plan and Agreement of Merger shall be submitted to the shareholders and stockholders of each of the Constituent Corporation, as provided by law, and shall take effect, and be deemed and be taken to be the Plan and Agreement of Merger of said corporations upon the approval of adoption thereof by the shareholders and stockholders of each of the Constituent Corporations in accordance with the requirements of the laws of the State of Utah and the State of Delaware respectively, and upon the execution, filing and recording of such documents and the doing of such acts and things as shall be required for accomplishing the merger under the provisions of the applicable statutes of the State of Utah and of the State of Delaware, as heretofore amended and supplemented.

Anything herein or elsewhere to contrary notwithstanding, this Plan and Agreement of Merger may be abandoned by either of the Constituent Corporations by an appropriated resolution of its board of directors at any time prior to its approval or adoption by shareholders and stockholders thereof, or by mutual consent of the Constituent Corporations evidenced by appropriate resolution of their respective boards of directors, at any time prior to the effective date of the Merger.

IN WITNESS WHEREOF, the Delaware Corporation and the Utah Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused this Plan and Agreement of Merger to be executed by the President and Attested by the secretary of each party hereto, and the corporate seal affixed.

THE ABOVE AGREEMENT OF MERGER, having been executed by the President and Secretary of each corporate party thereto, and having bean adopted separately by the majority of stockholders of each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and the fact having certified on said agreement of Merger by the secretary of each corporate party thereto, the President and Secretary of each corporate party thereto do now hereby execute the said Agreement of Merger under the corporate seals of their respective corporations, by the authority of the directors and stockholders thereof, as the respective act deed and agreement of each of said corporation on the 14th day of May, 1994.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Secretary	President
RAM—Z ENTERPRISES, INC. (DE)	RAM—Z ENTERPRSIES, INC. (DE)

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Secretary	President
RAM—Z ENTERPRISES, INC. (UTAH)	RAM—Z ENTERPRISES, INC. (UTAH)

Attest:

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Secretary	President
RAM—Z ENTERPRISES, INC. (DE)	RAM—Z ENTERPRISES, INC. (DE)

Attest:

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Secretary	President
RAM—Z ENTERPRISES, INC. (UTAH)	RAM—Z ENTERPRISES, INC. (UTAH)

I.        Monica Tedori, Secretary of RAM-Z ENTERPRISES, INC., under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having, been first duly signed on behalf of said corporation by the President and Secretary of RAM-Z ENTERPRISES, INC., a corporation of the State of Delaware, was duly submitted to the stockholders of said RAM-A ENTERPRISES, INC., at a special meeting of stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by a majority of the stockholders, for the purpose of considering and taking action upon said agreement of merger, that 17,650.000 shares of stock of said corporation were on said date issued and outstanding and that the holders of 10,000.000 shares voted by ballot in favor of said Agreement of Merger and the holders of no shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of share of the outstanding capital stock of said corporation, and that thereby the agreement of Merger was at said meeting, duly adopted as the act to the stockholders of said RAM-Z ENTERPRISES, INC, and the duly adopted agreement of the said corporation.

WITNESS my hand and seal of said RAM-Z ENTERPRISES, INC., on this 14th day of May, 1994.

/s/ [ILLEGIBLE]
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/27/1996
960089989 - 2402791

CERTIFICATE FOR

RENEWAL AND REVIVAL OF CHARTER

RAM-Z ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes, now desires a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.      The name of this corporation is RAM-Z ENTERPRISES, INC..

2.      Its registered office in the State of Delaware is located at Three Christina Centre, 201 N. Walnut Street, Wilmington, DE 19801, County of New Castle, The name and address of its registered agent is The Company Corporation, address “same as above”.

3.      The date of filing of the original Certificate of Incorporation in Delaware was 5-17-94.

4.      The date when restoration, renewal, and revival of the charter of this company is to commence is the 29 day of Feb.,1996 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

5.      This corporation was duly organized and carried out the business authorized by its charter until the 1st day of March, 1996 at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of me General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, RAM-Z ENTERPRISES, INC., its authorized officer has hereunto set his hand to this certificate this 26 day of March 1996.

/s/ [ILLEGIBLE]
Authorized officer, Title

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/21/1997
971020662 - 2402791

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

RAM-Z ENTERPRISES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the board of Directors of RAM-Z ENTERPRISES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article I” so that, as amended, said Article shall be and read as follows:

The name of the corporation is HyperDynamics Corporation.

SECOND: that thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said RAM-Z ENTERPRISES, INC. has caused this certificate to be signed by GREGORY J. MICEK, an authorized Officer, this 18TH day of January, 1997.

By:	/s/ Gregory J. Micek
Gregory J. Micek, President

Attested By:	/s/ Lewis E. Ball
Lewis E. Ball, Secretary

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Gregory J. Micek, President of RAM-Z ENTERPRISES, INC. known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity and for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 18TH day of January, 1997.

/s/ John C. Goss
Notary Public in and for
the State of TEXAS

My Commission Expires: 09-30-2000

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Lewis E. Ball, Secretary of RAM-Z ENTERPRISES, INC. known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity and for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 18TH day of January, 1997.

/s/ John C. Goss
Notary Public in and for
the State of TEXAS

My Commission Expires: 09-30-2000

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/20/1999
991395456 - 2402791

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HYPERDYNAMICS CORPORATION

Hyperdynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Hyperdynamics Corporation be amended by adding the following to the Fourth Article thereof:

Article IV of the Company’s Articles of Incorporation is amended to add new sections (b) and (c) as follows:

ARTICLE IV

“(b)         The aggregate number of shares of preferred stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of preferred stock, par value of $0.001. No share of preferred stock shall be issued until it has been paid for and it shall thereafter be non-assessable

(c)           The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Delaware law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Delaware law.”

SECOND: That at a meeting and vote of stockholders on August 26, 1999, these amendments were duly adopted in accordance with §222 and §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hyperdynamics Corporation has caused this certificate to be signed by Kent Watts, its President and attested by Ted Tarver, its Assistant Secretary, this 2ND day of September 1999.

Hyperdynamics Corporation

By:	/s/ Kent Watts
Kent Watts, President

ATTEST:

By:	/s/ Ted Tarver
Ted Tarver, Assistant Secretary

THE STATE OF TEXAS	§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 2nd day of Sept. 1999.

/s/ Esther Ruiz
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

THE STATE OF TEXAS	§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Ted Tarver, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 2nd day of Sept. 1999.

/s/ Esther Ruiz
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

V:\D\G\FILE\RDADOCS\3054.000\AMEND01.WPD

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/12/2000
001018278 - 2402791

HYPERDYNAMICS CORPORATION

CERTIFICATE OF DESIGNATION, NUMBER, POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE

QUALIFICATIONS, LIMITATIONS, RESTRICTIONS,

AND OTHER DISTINGUISHING CHARACTERISTICS OF

SERIES A PREFERRED STOCK

The undersigned President and Secretary of this Corporation hereby certify that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that five thousand (5,000) of the twenty million (20,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series A Preferred Stock (the “Series A Preferred Stock”) and shall possess the rights and privileges set forth below:

A.                                    Par Value, Stated Value, Accretion Rate, Purchase Price and Certificates.

1.              Each share of Series A Preferred Stock shall have $.001 par value and a stated value (face amount) of One Thousand Dollars ($1,000.00) (the “Stated Value”).

2.              The Series A Preferred Stock shall be offered at a purchase price of One Thousand Dollars ($1,000.00) per share.

3.              Certificates representing the shares of Series A Preferred Stock purchased shall be issued by the Corporation to the purchasers immediately upon acceptance of the subscriptions to purchase such shares and receipt by the Corporation of the purchase price for such shares.

B.                                    Dividends.

1.                                      Amount and Payment of Dividend. Subject to the limitations hereinafter set forth, the holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of four percent (4%) per annum of the original issue price thereof of One Thousand and No/100 Dollars ($1,000.00) per share, and no more, payable only at the time such shares are converted pursuant to Section D hereof. Such dividends may be paid in cash or in shares of Common Stock of the Corporation as determined by the Corporation in its sole discretion; provided, however, no fractional shares of either security may be issued for dividends, any fractional shares will be rounded to the nearest whole share, and provided further that if any such dividend is paid in whole or in part by shares of Common Stock, the number of shares of such security to be issued as a stock dividend shall be determined by the Market Value (as defined in Section I below) of a share of Common Stock as of the last day of the period for such stock dividend. Any shares of

Series A Preferred Stock issued after the date hereof shall accrue dividends from the later of the date of full payment therefor by the purchaser of such shares or issuance thereof by the Corporation.

2.                                      Cumulative Rights. To the extent, if any, that dividends at the rate set forth in Section B(1) above shall not be paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase any of its Common Stock or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Series A Preferred Stock (other than (i) a dividend payable in Common Stock, or (ii) by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends).

3.                                      No Interest on Accrued Dividends. Any accumulations of dividends on the Series A Preferred Stock shall not bear interest.

C.                                    Liquidation Preference.

1.              In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a “Liquidation”), the holders of shares of the Series A Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the Series A Preferred Stock, an amount per share equal to the Stated Value. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series A Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series A Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

2

2.              A merger or consolidation of the Corporation with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Corporation.

D.                                    Conversion of Series A Preferred Stock.

The holders of Series A Preferred Stock shall have the following conversion rights:

1.              Right to Convert. When such shares become convertible in accordance with Section D(1) hereof, each share of Series A Preferred Stock shall be convertible at the Conversion Prices set forth below into fully paid and nonassessable shares of Common Stock (sometimes referred to herein as “Conversion Shares”).

2.              Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice (“Conversion Notice”) via facsimile to the Corporation. The original Conversion Notice and the certificate or certificates representing the Series A Preferred Stock for which conversion is elected shall be delivered to the Corporation by international courier, duly endorsed. The date upon which a Conversion Notice is received by the Corporation shall be a “Notice Date.” Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send to the holder, via facsimile, a confirmation of receipt of the Conversion notice which shall specify that the Conversion Notice has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to the conversion. The Corporation shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such holder of Series A Preferred Stock at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; provided that the original shares of Series A Preferred Stock to be converted are received by the transfer agent or the Corporation within three (3) business days after the Notice Date and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original certificate(s) representing the shares of Series A Preferred Stock to be converted are not received by the transfer agent or the Corporation within three (3) business days after the Notice Date, the Conversion Notice shall become null and void.

3.              Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, destruction, theft or mutilation of any Series A Preferred Stock certificates (the “Certificates”) and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Certificates, if mutilated, the Corporation shall execute and deliver new Series A Preferred Stock Certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost or stolen Series A Preferred Stock Certificates if the holder thereof contemporaneously requests the

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Corporation to convert such Series A Preferred Stock into Common Stock, in which event the Corporation shall be entitled to rely on an affidavit of loss, destruction or theft of the Series A Preferred Stock Certificate or, in the case of mutilation, tender of the mutilated certificate, and shall issue the Conversion Shares.

4.              Conversion Dates. The shares of Series A Preferred Stock shall become convertible into shares of Common Stock upon the earlier of (i) the effective date of a registration statement covering the Conversion Shares, or (ii) the ninetieth (90th) day after the issuance of each such share of Series A Preferred Stock (referred to as a “Conversion Date”).

5.              Conversion Formula/Conversion Price. Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock in accordance with the following formula (the “Conversion Formula”):

$1,000.00

Conversion Price

where,

Conversion Price =	Average Price at Closing or the Average Price at Conversion, whichever is less.

Average Price at Closing =	The five (5)-day average Closing Bid Price for the Corporation’s Common Stock on the trading date immediately before the date such Series A Preferred Stock was issued.

Average Price at Conversion =	Eighty percent (80%) of (that is, a 20% discount to) the five (5)-day average Closing Bid Price for the Corporation’s Common Stock immediately before the Conversion Date.

For purposes hereof, the term “Closing Bid Price” shall mean the closing bid price for the Corporation’s Common Stock on the NASD Electronic Bulletin Board, or if no longer traded thereon, the closing bid price on the principal national securities exchange on which the Common Stock is so traded.

6.              Automatic Conversion. Each share of Series A Preferred Stock outstanding on January 30, 2002 shall be converted automatically into Common Stock on such date in accordance with the Conversion Formula and the Conversion Price then in effect, and January 30, 2002 shall be deemed to be the Notice Date with respect to such conversion.

7.              No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, if the aggregate, shall be the next higher number of shares.

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8.              Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

9.              Adjustment to Conversion Price.

(a)                                 If, prior to the conversion of all shares of Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

(b)                                 If, prior to the conversion of all shares of Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series A Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Series A Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series A Preferred Stock may be entitled to purchase.

(c)                                  If any adjustment under this subsection would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

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E.                                Voting. Except as otherwise provided below or by the Delaware General Corporation Law, the holders of the Series A Preferred Stock shall have no voting power whatsoever, and no holder of Series A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

Notwithstanding the above, Corporation shall provide holders of the Series A Preferred Stock (“Holders”) with notification of any meeting of the shareholders regarding any major corporate events affecting the Corporation. In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holders, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that, under Delaware law, the vote of the Holders, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under Delaware law) shall constitute the approval of such action by the class. To the extent that under Delaware law the Holders are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. The Holders also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s by-laws and applicable statutes.

F.                                 Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock:

(a)                                 alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock;

(b)                                 create any new class or series of stock or issue any capital stock senior to or having a preference over or parity with the Series A Preferred Stock with respect to dividends, payments upon Liquidation (as provided for in Section B of this Designation) or

6

redemption, or increase the number of authorized shares of Series A Preferred Stock or change the Stated Value thereof;

(c)                                  do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

(d)                                 enter into a merger in which the Corporation is not the surviving corporation; provided, however, that the provisions of this subparagraph (d) shall not be applicable to any such merger if the authorized capital stock of the surviving corporation immediately after such merger shall include only classes or series of stock for which no such consent or vote would have been required pursuant to this section if such class or series had been authorized by the Corporation immediately prior to such merger or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized (with such consent or vote of the Series A Preferred Stock) prior to such merger and continuing as an authorized class or series at the time thereof.

G.                               Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted as contemplated by this Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Series A Preferred Stock.

H.                              Taxes. All shares of Common Stock issued upon conversion of Series A Preferred Stock will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable. The Corporation shall adjust the amount of dividends paid or accrued so as to indemnify the holders of Preferred Stock against any withholding or similar tax in respect of such dividends.

I.                                   Determination of Market Value of Capital Stock of Corporation. The determination of the per share “Market Value” of Common Stock as set forth in previous Sections shall be determined using the previous five day average closing bid price for the day or, where no sale is made on that day, the average of the closing bid and asked prices for that day on the NASDAQ Stock Market or the OTC Bulletin Board if the securities are at the time listed or quoted thereon, respectively, or, if it is not so listed or quoted, on any other national securities exchange selected by the Corporation on which it is at the time listed. If at the applicable time the Common Stock is quoted on the OTC Bulletin Board, the foregoing calculations shall be based on a Trade and Quote Summary Report from the OTC Bulletin Board Research Service if

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available, and if not, on any other publicly available data reasonably deemed reliable by the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions the Delaware General Corporation Law.

8

Signed on December 30, 1999
HYPERDYNAMICS CORPORATION

		By:	/s/ Kent Watts
Kent Watts
		Title:	President

Attest:

By:	/s/ Lewis Ball
Lewis Ball

Title:	Secretary

[CORPORATE SEAL]

THE STATE OF TEXAS	§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 30 day of December 1999.

/s/ Osneyda G. Canales
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

THE STATE OF TEXAS	§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Lewis Ball, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 30TH day of DEC. 1999.

/s/ R. Pulpan
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 05/02/2001
010211220 — 2402791

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

HYPERDYNAMICS CORPORATION, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows;

1.                                      The name of this corporation is HYPERDYNAMICS CORPORATION

2.                                      Its registered office in the State of Delaware is located at 2711 Centerville Road, suite 400 Street, City of Wilmington, De. Zip Code 19808 County of New Castle the name and address of its registered agent is The Company corporation same

3.                                      The date of filing of the original Certificate of Incorporation in Delaware was 05-17-1994 (ORIGINALLY — RAMZ Enterprises) File # 2402791

4.                                      The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.                                      This corporation was duly organized and carried on the business authorized by its charter until the 01 day of March A.D. 2001, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the Jaws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters. KENT P. WATTS the last and acting authorized officer hereunto set his/her hand to this certificate this 27th day of April A.D. 2001.

By:	/s/ Kent P. Watts
Authorized Officer
Name:	Kent P. Watts
Print or Type
Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/06/2001
010272487 — 2402791

HYPERDYNAMICS CORPORATION

CERTIFICATE OF DESIGNATION, NUMBER, POWERS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS AND

THE

QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER

DISTINGUISHING CHARACTERISTICS OF SERIES B PREFERRED STOCK

The undersigned President and Secretary of this Corporation hereby certify that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it has adopted the following resolutions creating a Series B Preferred Stock:

RESOLVED, that two-thousand seven-hundred twenty-five (2,725) of the twenty million (20,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series B Preferred Stock (the “Series B Preferred Stock”) and shall possess the rights and privileges set forth below:

A.            Values and Seniority.

1.                                      Each share of Series B Preferred Stock shall have $.001 par value and a stated value (face amount) of One Thousand Dollars ($1,000.00) (the “Stated Value”).

2.                                      The Series B Preferred Stock shall be offered at a purchase price of One Thousand Dollars ($1,000.00) per share in cash or in-kind.

3.                                      Certificates representing the shares of Series B Preferred Stock purchased shall be issued by the Corporation to the purchasers immediately upon the delivery of the consideration therefore to the Corporation.

4.             Series B Preferred Stock is junior in all respects to Series A Preferred Stock.

B.            Dividends.

1.                                      Amount and Payment of Dividend. Subject to the limitations hereinafter set forth, the holders of Series B Preferred Stock shall be entitled to receive dividends at the rate of four percent (4%) per annum of the original issue price thereof of One Thousand and No/100 Dollars ($1,000.00) per share, and no more, payable only at the time such shares are converted pursuant to Section D hereof. Such dividends may be paid in cash or in shares of Common Stock of the Corporation as determined by the Corporation in its sole discretion; provided, however, no fractional shares of either security may be issued for dividends, any fractional shares will be rounded to the nearest whole share, and provided further that if any such dividend is paid in whole or in part by shares of Common Stock, the number of shares of such security to be issued as a stock dividend shall be determined by the Market Value (as defined in Section I below) of a share of Common Stock as of the last day of the period for such stock dividend. Any shares of Series B Preferred Stock issued after the date hereof shall accrue dividends from the later of the date of full payment therefor by the purchaser of such shares or issuance thereof by the Corporation.

2.                                      Cumulative Rights. To the extent, if any, that dividends at the rate set forth in Section B(1) above shall not be paid or set apart in full for the Series B Preferred Stock, the

Series B preferred stock designation

1

aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase any of its Common Stock or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Series B Preferred Stock (other than (i) a dividend payable in Common Stock, or (ii) by conversion into or exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends).

3.                                      No Interest on Accrued Dividends. Any accumulations of dividends on the Series B Preferred Stock shall not bear interest.

C.            Liquidation Preference.

1.                                      In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a “Liquidation”), the holders of shares of the Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the Series B Preferred Stock, but after the payment of the liquidation preference of Series A Preferred Stock, an amount per share equal to the Stated Value. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series B Preferred Stock and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series B Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall share rat ably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series B Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

2.                                      A merger or consolidation of the Corporation with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Corporation.

D.                                    Conversion of Series B Preferred Stock. The holders of Series B Preferred Stock shall have the following conversion rights:

2

1.                                      Right to Convert. Series B Preferred Stock shall be convertible at any time into common stock of the Corporation at the Conversion Price of:

the lesser of

a) $0,135 per share of common stock of the Corporation, or

b) 50% of the closing bid price for the Company’s common stock on the day of conversion.

2.                                      Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice (“Conversion Notice”) and properly endorsed certificates of Series B Preferred Stock to the Corporation. The date upon which the Conversion Notice and properly endorsed certificates are received by the Corporation, shall be the record date for the conversion.

3.                                      No Fractional Shares. No fractional shares of common stock will be issued upon conversion. Fractional shares shall be disregarded when issuing shares of Common Stock upon conversion.

4.                                      Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such a number of shares as shall be sufficient for such purpose.

5.                                      Adjustment to Conversion Price.

(a)           If, prior to the conversion of all shares of Series B Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

(b)           If, prior to the conversion of all shares of Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series B Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares

3

of Series B Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series B Preferred Stock may be entitled to purchase.

E.            Voting. Each share of Series B Preferred Stock shall have the voting power equivalent to 7,408 shares of common stock, and may vote on any matter that common stock may vote on. The Corporation shall provide holders of the Series B Preferred Stock (“Holders”) with notification of any meeting of the common stock shareholders regarding any major corporate events affecting the Corporation. In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holders, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. To the extent that, under Delaware law, the vote of the Holders, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under Delaware law) shall constitute the approval of such action by the class- The Holders also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s by-laws and applicable statutes.

F.             Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock:

(a)  alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock;

(b)  create any new class or series of stock or issue any capital stock senior to or having a preference over or parity with the Series B Preferred Stock with respect to dividends, payments upon Liquidation (as provided for in

4

Section B of this Designation) or redemption, or increase the number of authorized shares of Series B Preferred Stock or change the Stated Value thereof;

(c)  do any act or thing not authorized or contemplated by this Designation Certificate which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

(d) enter into a merger in which the Corporation is not the surviving corporation; provided, however, that the provisions of this subparagraph (d) shall not be applicable to any such merger if the authorized capital stock of the surviving corporation immediately after such merger shall include only classes or series of stock for which no such consent or vote would have been required pursuant to this section if such class or series had been authorized by the Corporation immediately prior to such merger or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized prior to such merger and continuing as an authorized class after the time thereof.

G.            Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted as contemplated by this Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Series B Preferred Stock.

H.            Taxes. All shares of Common Stock issued upon conversion of Series B Preferred Stock will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable. The Corporation shall adjust the amount of dividends paid or accrued so as to indemnify the holders of Preferred Stock against any withholding or similar tax in respect of such dividends,

5

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series B Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions the Delaware General Corporation Law.

Signed on June 6, 2001.

HYPERDYNAMICS CORPORATION

By:	/s/ Kent Watts
Kent Watts, President

Attest:
By:	/s/ Lewis Ball
Lewis Ball, Secretary

6

THE STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 6th day of June 2001.

/s/ Angie Nga Nghiem
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

My commission expires on 8-26-2002

THE STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, the undersigned authority, on this day personally appeared Lewis Ball, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 6th day of June 2001.

/s/ Angie Nga Nghiem
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

My commission expires on 8/26/2002

7

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 12/22/2003
FILED 11:00 AM 12/22/2003
SRV 030829200 - 2402791 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

HYPERDYNAMICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of HYPERDYNAMICS CORPORATION resolutions were duly adopted setting forth two proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article IV” so that, as amended, the first paragraph only of said Article shall be and read as follows:

“(a)         The aggregate number of shares of common stock which the corporation shall have authority to issue is 250,000,000 shares of common stock, par value $.001 per share. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.”

AND RESOLVED, that the Certificate of Incorporation of this corporation be amended to add a new Article, “Article XII”, which shall read as follows:

“ARTICLE XII

As authorized under Section 109 of Delaware Corporation Law and Article VIII of the Corporations Bylaws, the power to amend, alter or repeal Bylaws shall be vested in the Directors of the Corporation.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of these amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HYPERDYNAMICS CORPORATION has caused this certificate to be signed by Kent Watts, its President and attested by Lewis Ball, its Secretary, this 19 day of DECEMBER 2003.

Hyperdynamics Corporation

By:	/s/ Kent Watts
Kent Watts, President

ATTEST:

By:	/s/ Lewis Ball
Lewis Ball, Secretary

THE STATE OF TEXAS    §

COUNTY OF HARRIS       §

BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of this office the 19 day of December 2003.

/s/ Natalie Mignon Victor
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS
THE STATE OF TEXAS § COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this day personally appeared Lewis Ball, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of this office the 19 day of December 2003.

/s/ Natalie Mignon Victor
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:44 AM 03/13/2007
FILED 09:49 AM 03/13/2007
SRV 010309322 - 2402191 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Hyperdynamics Corporation, a Delaware Corporation, on this 23 day of January, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 12 day of March, A.D., 2007.

By:	/s/ Kent P. Watts
Authorized Officer

Name:	Kent P. Watts
Print or Type

Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:34 AM 03/10/2011
FILED 11:34 AM 03/10/2011
SRV 110283088 - 2402791 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HYPERDYNAMICS CORPORATION

Hyperdynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hyperdynamics Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended to add the following new Article XI:

“ARTICLE XI

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary numbers of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * *

IN WITNESS WHEREOF, Hyperdynamics Corporation has caused this certificate, which amends the Certificate of Incorporation, to be executed and attested by its duly authorized officer this 10th day of March 2011.

Hyperdynamics Corporation

/s/ Jason Davis
Name:	Jason Davis
Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:08 PM 03/06/2012
FILED 06:01 PM 03/06/2012
SRV 120280947 - 2402791 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HYPERDYNAMICS CORPORATION

Hyperdynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hyperdynamics Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “Article IV” so that, as amended, paragraph (a) of said Article shall be and read as follows:

“(a)                                   The aggregate number of shares of common stock which the corporation shall have the authority to issue is 350,000,000 shares of common stock, par value $.001 per share. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.”

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “Article IV” so that, as amended, paragraph (c) of said Article shall be and read as follows:

“(c)                                    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)                                 The designation of the series, which may be by distinguishing number, letter or title.

(2)                                 The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)                                 The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)                                 Dates at which dividends, if any, shall be payable.

(5)                                 The redemption rights and price or prices, if any, for shares of the series.

(6)                                 The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7)                                 The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8)                                 Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9)                                 Restrictions on the issuance of shares of the same series or of any other class or series.

(10)                          The voting rights, if any, of the holders of shares of the series.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary numbers of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

*       *       *

IN WITNESS WHEREOF, Hyperdynamics Corporation has caused this certificate, which amends the Certificate of Incorporation, to be executed and attested by its duly authorized officer this 5th day of March 2012.

Hyperdynamics Corporation

/s/ Jason Davis
Name: Jason Davis
Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:02 AM 06/28/2013
FILED 07:59 AM 06/28/2013
SRV 130827905 - 2402791 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HYPERDYNAMICS CORPORATION

Hyperdynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hyperdynamics Corporation, a resolution was duly adopted to amend the Certificate of Incorporation of said Corporation as set forth below to include the following paragraph before paragraph (a) of Article IV of the Certificate of Incorporation of said Corporation and to amended paragraph (a) of said Article so that, as amended, the first two paragraphs of said Article shall be and read as follows, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

“ARTICLE IV

Effective at 4:15 p.m., Eastern Time, on Friday, June 28, 2013 (the “Effective Time”), pursuant to the Delaware General Corporations Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each eight (8) shares of the corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non assessable share of Common Stock, subject to the treatment of fractional shares interests as described below, (the “Reverse Stock Split”), No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one whole share owned by the stockholder, without interest. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

(a)                                 The aggregate number of shares of common stock which the corporation shall have the authority to issue is 43,750,000 shares of common stock, par value $.001 per share.

No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary numbers of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

*       *       *

IN WITNESS WHEREOF, Hyperdynamics Corporation has caused this certificate, which amends the Certificate of Incorporation, to be executed and attested by its duly authorized officer this 28th day of June 2013.

Hyperdynamics Corporation

By:	/s/ Ray Leonard
Ray Leonard. Chief Executive
Officer and President

State of Delaware Secretary of State Division of Corporations Delivered 05:55 PM 11/29/2016 FILED 05:55 PM 11/29/2016 SR 20166826694 - File Number 2402791

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HYPERDYNAMICS CORPORATION

Hyperdynamics Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST:

This certificate of amendment (the “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of Hyperdynamics Corporation (the “Certificate of Incorporation”), filed with the Secretary of State of the State of Delaware.

SECOND:	Section (a) of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“(a) The aggregate number of shares of common stock which the corporation shall have the authority to issue is 87,000,000 shares of common stock, par value $.001 per share. No share of common, stock shall be issued until it has been paid for and it shall thereafter he non-assessable.”

THIRD:	The foregoing amendment to the Certificate of Incorporation was duly approved by the board of directors of the Company (the “Board”).

FOURTH:

Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

FIFTH:	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

SIXTH:	This Certificate of Amendment shall be effective on and as of the date of its filing with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by a duly authorized officer of the Company as of November 29, 2016.

HYPERDYNAMICS CORPORATION

By:	/s/ David G. Gullickson
	Name:	David G. Gullickson
	Title:	Corporate Secretary